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FORM:3	Company Name:	Talisman Energy Inc.	Stock Symbol:	TLM

CHANGE IN OFFICERS / DIRECTORS / TRUSTEES
A separate Form per individual should be completed. If there are multiple changes, copy and paste electronically or photocopy the form.
Identity of the Individual
	Dr.	‘tHart	John	-
	CIVIL TITLE (e.g. MR.,MS, MRS.)	SURNAME	FIRST NAME	MIDDLE NAME(S)

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CHECK HERE	Addition (new appointment)

Position — identify position(s) now held, or to be held, by the individual	Effective Date of Change

Acting Executive Vice-President, Exploration	June 25, 2003

CHECK HERE	Deletion (termination or resignation)

Position — identify position(s) from which the individual resigned or was terminated	Effective Date of Change

CHECK HERE	Change in Position / Title

Position — identify the title or position(s) formerly held by the individual and the one now held by that individual	Effective Date of Change

OLD POSITION(S)

NEW POSITION(S)

For Non-Exempt Company: Has a Personal Information Form been filed with TSX?

YES NO (NOT APPLICABLE – EXEMPT COMPANY)
DATE FILED
Filed on behalf of the Company by: (please enter name and direct phone or email)
NAME	Christine Lee
PHONE / EMAIL	403-237-1184 / clee@talisman-energy.com
DATE	June 26, 2003